--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG


                                    AAR CORP.

                          VARIOUS LENDING INSTITUTIONS

                                       AND


                       BANK OF AMERICA ILLINOIS, AS AGENT





                             DATED SEPTEMBER 9, 1996


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE I      DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II     THE CREDITS . . . . . . . . . . . . . . . . . . . . . . . . . .10

     2.1.      The Advances. . . . . . . . . . . . . . . . . . . . . . . . . .10
     2.2.      Extension of Revolving Credit Termination Date. . . . . . . . .11
     2.3.      Mandatory Payments. . . . . . . . . . . . . . . . . . . . . . .11
     2.4.      Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     2.5.      Optional Reductions in Aggregate Commitment . . . . . . . . . .12
     2.6.      Ratable Loans . . . . . . . . . . . . . . . . . . . . . . . . .12
     2.7.      Types of Advances . . . . . . . . . . . . . . . . . . . . . . .12
     2.8.      Minimum Amount of Each Advance. . . . . . . . . . . . . . . . .12
     2.9.      Optional Principal Payments . . . . . . . . . . . . . . . . . .12
     2.10.     Method of Selecting Types and Interest Periods
               for New U.S. Dollar Advances. . . . . . . . . . . . . . . . . .13
     2.11.     Method of Requesting Alternate Currency Advances. . . . . . . .13
     2.12.     Making the Loans. . . . . . . . . . . . . . . . . . . . . . . .14
     2.13.     Conversion and Continuation of Outstanding U.S.
               Dollar Advances . . . . . . . . . . . . . . . . . . . . . . . .14
     2.14.     Restrictions on Interest Periods. . . . . . . . . . . . . . . .15
     2.15.     Changes in Interest Rate, etc . . . . . . . . . . . . . . . . .15
     2.16.     Rates Applicable After Default. . . . . . . . . . . . . . . . .15
     2.17.     Method of Payment . . . . . . . . . . . . . . . . . . . . . . .15
     2.18.     Foreign Taxes . . . . . . . . . . . . . . . . . . . . . . . . .16
     2.19.     Judgment Currency . . . . . . . . . . . . . . . . . . . . . . .17
     2.20.     Notes; Telephonic Notices . . . . . . . . . . . . . . . . . . .17
     2.21.     Interest Payment Dates; Interest and Fee Basis. . . . . . . . .18
     2.22.     Notification of Advances, Interest Rates, Prepayments
               and Commitment Reductions . . . . . . . . . . . . . . . . . . .18
     2.23.     Lending Installations . . . . . . . . . . . . . . . . . . . . .18
     2.24.     Non-Receipt of Funds by the Agent . . . . . . . . . . . . . . .18
     2.25.     Withholding Tax Exemption . . . . . . . . . . . . . . . . . . .19

ARTICLE III    CHANGE IN CIRCUMSTANCES . . . . . . . . . . . . . . . . . . . .19


     3.1.      Yield Protection. . . . . . . . . . . . . . . . . . . . . . . .19
     3.2.      Changes in Capital Adequacy Regulations . . . . . . . . . . . .20
     3.3.      Availability of Eurodollar Advances . . . . . . . . . . . . . .20
     3.4.      Funding Indemnification . . . . . . . . . . . . . . . . . . . .20
     3.5.      Lender Statements; Survival of Indemnity. . . . . . . . . . . .20
     3.6.      Refund to Borrower. . . . . . . . . . . . . . . . . . . . . . .21

ARTICLE IV     CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . .21


     4.1.      Conditions Precedent to the Restatement Effective Date. . . . .21
     4.2.      Each Advance. . . . . . . . . . . . . . . . . . . . . . . . . .21


ARTICLE V      REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . .22


     5.1.      Corporate Existence and Standing. . . . . . . . . . . . . . . .22
     5.2.      Authorization and Validity. . . . . . . . . . . . . . . . . . .22
     5.3.      No Conflict; Government Consent . . . . . . . . . . . . . . . .22
     5.4.      Financial Statements. . . . . . . . . . . . . . . . . . . . . .23
     5.5.      Material Adverse Change . . . . . . . . . . . . . . . . . . . .23
     5.6.      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

     5.7.      Litigation and Contingent Obligations . . . . . . . . . . . . .23
     5.8.      Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . .23
     5.9.      ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     5.10.     Accuracy of Information . . . . . . . . . . . . . . . . . . . .24
     5.11.     Regulation U. . . . . . . . . . . . . . . . . . . . . . . . . .24
     5.12.     Compliance With Laws. . . . . . . . . . . . . . . . . . . . . .24
     5.13.     Investment Company Act. . . . . . . . . . . . . . . . . . . . .24

ARTICLE VI     COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . .24


     6.1.      Financial Reporting . . . . . . . . . . . . . . . . . . . . . .24
     6.2.      Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . .26
     6.3.      Notice of Default . . . . . . . . . . . . . . . . . . . . . . .26
     6.4.      Conduct of Business . . . . . . . . . . . . . . . . . . . . . .26
     6.5.      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
     6.6.      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .26
     6.7.      Compliance with Laws. . . . . . . . . . . . . . . . . . . . . .26
     6.8.      Maintenance of Properties . . . . . . . . . . . . . . . . . . .26
     6.9.      Inspection. . . . . . . . . . . . . . . . . . . . . . . . . . .27
     6.10.     Restricted Payments . . . . . . . . . . . . . . . . . . . . . .27
     6.11.     Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
     6.12.     Sale of Assets. . . . . . . . . . . . . . . . . . . . . . . . .27
     6.13.     Sale of Accounts. . . . . . . . . . . . . . . . . . . . . . . .28
     6.14.     Investments and Acquisitions. . . . . . . . . . . . . . . . . .28
     6.15.     Contingent Obligations. . . . . . . . . . . . . . . . . . . . .29
     6.16.     Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
     6.17.     Rentals . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
     6.18.     Retirement and Modification of Subordinated Indebtedness. . . .31
     6.19.     Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . .31
     6.20.     Working Capital . . . . . . . . . . . . . . . . . . . . . . . .31
     6.21.     Consolidated Tangible Net Worth . . . . . . . . . . . . . . . .31
     6.22.     Ratio of Consolidated Liabilities to Consolidated
               Tangible Net Worth. . . . . . . . . . . . . . . . . . . . . . .31
     6.23.     Consolidated Secured Liabilities. . . . . . . . . . . . . . . .31
     6.24.     Limitation on Funded Debt . . . . . . . . . . . . . . . . . . .32
     6.25.     Fixed Charge Coverage Ratio . . . . . . . . . . . . . . . . . .32

ARTICLE VII    DEFAULTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .32

ARTICLE VIII   ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES. . . . . . . . .34


     8.1.      Acceleration. . . . . . . . . . . . . . . . . . . . . . . . . .34
     8.2.      Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . .35
     8.3.      Preservation of Rights. . . . . . . . . . . . . . . . . . . . .35

ARTICLE IX     GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . .36


     9.1.      Survival of Representations . . . . . . . . . . . . . . . . . .36
     9.2.      Governmental Regulation . . . . . . . . . . . . . . . . . . . .36
     9.3.      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
     9.4.      Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . .36
     9.5.      Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . .36
     9.6.      Several Obligations; Benefits of this Agreement . . . . . . . .36

     9.7.      Expenses; Indemnification . . . . . . . . . . . . . . . . . . .36
     9.8.      Numbers of Documents. . . . . . . . . . . . . . . . . . . . . .36
     9.9.      Accounting. . . . . . . . . . . . . . . . . . . . . . . . . . .37
     9.10.     Severability of Provisions. . . . . . . . . . . . . . . . . . .37
     9.11.     Nonliabilitv of Lenders . . . . . . . . . . . . . . . . . . . .37
     9.12.     CHOICE OF LAW . . . . . . . . . . . . . . . . . . . . . . . . .37
     9.13.     CONSENT TO JURISDICTION . . . . . . . . . . . . . . . . . . . .37
     9.14.     Confidentiality . . . . . . . . . . . . . . . . . . . . . . . .37
     9.15.     WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . .37

ARTICLE X      THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . .38


     10.1.     Appointment . . . . . . . . . . . . . . . . . . . . . . . . . .38
     10.2.     Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
     10.3.     General Immunity. . . . . . . . . . . . . . . . . . . . . . . .38
     10.4.     No Responsibility for Loans, Recitals, etc. . . . . . . . . . .38
     10.5.     Action on Instructions of Lenders . . . . . . . . . . . . . . .38
     10.6.     Employment of Agents and Counsel. . . . . . . . . . . . . . . .38
     10.7.     Reliance on Documents: Counsel. . . . . . . . . . . . . . . . .38
     10.8.     Agent's Reimbursement and Indemnification . . . . . . . . . . .39
     10.9.     Rights as a Lender. . . . . . . . . . . . . . . . . . . . . . .39
     10.10.    Lender Credit Decision. . . . . . . . . . . . . . . . . . . . .39
     10.11.    Successor Agent . . . . . . . . . . . . . . . . . . . . . . . .39

ARTICLE XI     SETOFF; RATABLE PAYMENTS. . . . . . . . . . . . . . . . . . . .40


     11.1.     Setoff. . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
     11.2.     Ratable Payments. . . . . . . . . . . . . . . . . . . . . . . .40

ARTICLE XII    BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS . . . . . . .40
     12.1.     Successors and Assigns. . . . . . . . . . . . . . . . . . . . .40
     12.2.     Participations. . . . . . . . . . . . . . . . . . . . . . . . .40
               12.2.1.   Permitted Participants; Effect. . . . . . . . . . . .40
               12.2.2.   Voting Rights . . . . . . . . . . . . . . . . . . . .41
               12.2.3.   Benefit of Setoff . . . . . . . . . . . . . . . . . .41
     12.3.     Assignments . . . . . . . . . . . . . . . . . . . . . . . . . .41
               12.3.1.   Permitted Assignments . . . . . . . . . . . . . . . .41
               12.3.2.   Effect; Effective Date. . . . . . . . . . . . . . . .41
     12.4.     Dissemination of Information. . . . . . . . . . . . . . . . . .42
     12.5.     Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . .42

ARTICLE XIII  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
     13.1.     Giving Notice . . . . . . . . . . . . . . . . . . . . . . . . .42
     13.2.     Change of Address . . . . . . . . . . . . . . . . . . . . . . .42

ARTICLE XIV    COUNTERPARTS, TERMINATION OF ORIGINAL CREDIT AGREEMENT AND
               EFFECTIVENESS . . . . . . . . . . . . . . . . . . . . . . . . .42

                             SCHEDULES AND EXHIBITS



Schedule "1"        -    Other Investments

Schedule "2"        -    Liens

Exhibit "A"         -    Note

Exhibit "B"         -    Extension Letter

Exhibit "C"         -    Borrowing Notice

Exhibit "D"         -    Alternate Currency Borrowing Request

Exhibit "E"         -    Opinion

Exhibit "F"         -    Transfer Instructions

Exhibit "G"         -    Compliance Certificate

Exhibit "H"         -    Assignment Agreement

Exhibit "I"         -    Notice of Assignment

                      AMENDED AND RESTATED CREDIT AGREEMENT

     AMENDED AND RESTATED CREDIT AGREEMENT,   dated as of September 9, 1996,
amending and restating CREDIT AGREEMENT, dated as of June 1, 1993, among AAR CORP., a Delaware corporation, the Lenders listed from time to time on the signature pages hereof, and BANK OF AMERICA ILLINOIS (formerly known as Continental Bank N.A.), as Agent.

                              W I T N E S S E T H:

     WHEREAS, the Borrower and the Lenders are party to a Credit Agreement, dated as of June 1, 1993, as amended by a First Amendment thereto, dated as of May 16, 1994 and a Second Amendment thereto, dated as of May 16, 1995 (the "Original Credit Agreement"); and

     WHEREAS, the parties hereto agree that the Original Credit Agreement shall be and hereby is amended and restated in its entirety as follows, provided that if the Restatement Effective Date has not occurred on or prior to September 15, 1996, this amendment and restatement shall be void and of no further effect, with the Original Credit Agreement to remain in effect:


                                    ARTICLE I

                                   DEFINITIONS

     As used in this Agreement:

     "Accounts" has the meaning provided in Section 6.13.

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

     "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower which are (a) denominated in the same currency, (b) of the same Type and (c) in the case of Fixed Rate Advances, for the same Interest Period.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means Bank of America Illinois in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

     "Agreement" means this amended and restated credit agreement, as it may be amended or modified and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

     "Alternate Currency" means, with respect to an Alternate Currency Advance, such currency (which shall be freely transferable and convertible into U.S. Dollars) as the Borrower shall have requested in its Alternate Currency Borrowing Request for such Advance, and in which each of the Banks, in its sole discretion, shall have agreed to make its Loan comprising such Advance.

     "Alternate Currency Borrowing Request" is defined in Section 2.11.

     "Alternate Currency Advance" means an Advance denominated in an Alternate Currency made pursuant to Section 2.1(b).

     "Alternate Currency Loan" means, with respect to a Lender, such Lender's portion of any Alternate Currency Advance.

     "Alternate Reference Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Reference Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Authorized Officer" means any of the Chairman of the Board, Chief Executive Officer, President, Chief Operations Officer, Vice President-Finance or Treasurer of the Borrower.

     "Borrower" means AAR Corp., a Delaware corporation, and its successors and assigns.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in Section 2.10.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago and on which dealings in U.S. Dollars may be carried on by the Agent in the interbank Eurodollar market, (ii) with respect to any borrowing or payment of Alternate Currency Advances, a day (other than Saturday or Sunday) on which banks are open for business in Chicago and New York and are open for domestic and international business (including dealings in such Alternate Currency) in both London and the place where funds are to be paid or made available, and (iii) for all other purposes, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago.

     "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Change in Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower or (ii) a majority of the Directors on the Borrower's Board of Directors shall cease to be Directors of the Borrower during any twelve-month period.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below, as such amount may be modified from time to time pursuant to the terms hereof.

     "Consolidated Assets" means the total consolidated assets of the Borrower and its Subsidiaries determined in accordance with Agreement Accounting Principles.

     "Consolidated Current Assets" means the total consolidated current assets of the Borrower and its Subsidiaries determined in accordance with Agreement Accounting Principles.

     "Consolidated Current Liabilities" means the total consolidated current liabilities of the Borrower and its Subsidiaries determined in accordance with Agreement Accounting Principles.

     "Consolidated Funded Debt" means all Indebtedness having a final maturity of more than one year. Funded Debt shall not include payments due within one year from the date as of which a calculation of Funded Debt is made.

     "Consolidated Liabilities" means the total consolidated liabilities of the Borrower and its Subsidiaries determined in accordance with Agreement Accounting Principles.

     "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in accordance with Agreement Accounting Principles; PROVIDED, that there shall be excluded (i) the income (or loss) of any Affiliate of the Borrower or other Person (other than a Subsidiary of the Borrower) in which any Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower, or any of its Subsidiaries by such Affiliate or other Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries, and (iii) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

     "Consolidated Secured Liabilities" means the aggregate amount of Consolidated Liabilities which are secured by any Lien (other than Liens permitted pursuant to any of clauses (a), (d), (e), (f) and (h) of Section 6.16) on any property of the Borrower or any of its Subsidiaries.

     "Consolidated Tangible Net Worth" means, as of any date of determination, the sum of (a) the consolidated stockholders' equity of the Borrower and its Subsidiaries determined in accordance with Agreement Accounting Principles, less their consolidated Intangible Assets, plus (b) Subordinated Debt. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to May 31, 1991 in the book value of any asset owned by the

Borrower or a Consolidated Subsidiary, (ii) all investments in unconsolidated Subsidiaries and all equity investments in Persons which are not Subsidiaries and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items, for purposes of this clause (iii), in each case, to the extent such items are disclosed as separate line items on the Borrower's financial statements required under
Section 6.1.

     "Consolidated Total Capitalization" means Consolidated Net Worth plus Consolidated Funded Debt. For purposes of this definition, "Consolidated Net Worth" means the aggregate amount of capital stock (other than treasury stock), retained earnings and surplus of the Company and its Subsidiaries (exclusive of any surplus arising by virtue of any reappraisal or revaluation of any assets) less the amount of: goodwill, patents, copyrights, trademarks, experimental or organization expense and other like intangibles, in each case, to the extent such items are disclosed as separate line items on the Borrower's financial statements required under Section 6.1.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a Letter of Credit.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Default" means an event described in Article VII.

     "Dollar Amount" means, as of any date of determination, (i) with respect to an Advance denominated in U.S. Dollars, the principal amount of such Advance and
(ii) with respect to an Advance denominated in an Alternate Currency, the Dollar Equivalent of the principal amount of such Advance.

     "Dollar Equivalent" means, with respect to an amount in an Alternate Currency on a given date, the amount of U.S. Dollars which Bank of America Illinois could purchase with such amount at the Exchange Rate.

     "Domestic Subsidiary" means any Subsidiary of the Borrower organized under the laws of any State of the United States of America or the District of Columbia, all or substantially all of whose assets are located, and whose business is conducted, in one or more of any such States or District.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Eurodollar Advance" means an Advance which bears interest at a Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the rate determined by the Agent to be the rate at which deposits in U.S. dollars are offered to Bank of America Illinois by major banks in the interbank Eurodollar market at approximately 10 a.m. (Chicago time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of Continental's relevant Eurodollar Loan and having a maturity approximately equal to such Eurodollar Interest Period.

     "Eurodollar Conversion Notice" is defined in Section 2.13.

     "Eurodollar Interest Period" means, with respect to a Eurodollar Advance, a period of 14 days, or one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date 14 days, or one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Eurodollar Interest Period shall end on the immediately preceding Business Day. No Eurodollar Interest Period may end after the Revolving Credit Termination Date.

     "Eurodollar Loan" means, with respect to a Lender, such Lender's portion of any Eurodollar Advance.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by
(b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period, plus (ii) the Applicable Margin. As used in this definition, "Applicable Margin" means (A) .75% at all times prior to the Revolving Credit Termination Date when the Borrower has an Investment Grade Rating and there has been no HLT Classification, and (B) 1.25% at all times after the Revolving Credit Termination Date when the Borrower has an Investment Grade Rating and there has been no HLT Classification. The Applicable Margin shall be increased by (x) .75% at all times when the Borrower does not have an Investment Grade Rating and there has been no HLT Classification and (y) 1.75% at all times when there has been an HLT Classification. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     "Exchange Rate" means, in relation to the purchase of one currency (the "first currency") with another currency (the "second currency") on a given date, Bank of America Illinois' spot rate of exchange at or about 11:00 a.m. London time on such date for the purchase of the first currency with the second currency, including any premium or costs payable in connection with such purchase.

     "Facility Termination Date" means the twentieth (20th) Payment Date following the Revolving Credit Termination Date.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Fixed Rate" means the Eurodollar Rate or a Transaction Rate.

     "First Chicago Agreement" means the Credit Agreement dated as of October 15, 1991 among the Borrower, certain lenders and the First National Bank of Chicago, as agent.

     "Fixed Rate Advance" means (a) any Alternate Currency Advance (each of which bears interest at a Transaction Rate) or (b) any U.S. Dollar Advance which bears interest at the Eurodollar Rate.

     "Fixed Rate Loan" means, with respect to a Lender, such Lender's portion of any Fixed Rate Advance.

     "Floating Rate" means, for any day, a rate per annum equal to (a) the Alternate Reference Rate for such day plus (b) the Applicable Margin, changing when and as the Alternate Reference Rate changes. As used in this definition, "Applicable Margin" means (i) at all times prior to the Revolving Credit Termination Date (x) zero % at all times when the Borrower has an Investment Grade Rating and there has been no HLT Classification, (y) .50% at all times when the Borrower does not have an Investment Grade Rating and there has been no HLT Classification and (z) 1.50% at all times when there has been an HLT Classification and (ii) at all times on or after the Revolving Credit Termination Date (x) .50% at all times when the Borrower has an Investment Grade Rating and there has been no HLT Classification, (y) 1.00% at all times when the Borrower does not have an Investment Grade Rating and there has been no HLT Classification and (z) 2.00% at all times when there has been an HLT Classification.

     "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

     "Floating Rate Loan" means, with respect to a Lender, such Lender's portion of any Floating Rate Advance.

     "Foreign Accounts" means Accounts with respect to which the obligor is a Person which is (i) organized under the laws of a jurisdiction other than the United States of America, any State of the United States of America or the District of Columbia, in the case of a Person which is not a natural person, or
(ii) a citizen of a country other than the United States of America, in the case of a natural person.

     "Foreign Subsidiary" means any Subsidiary of the Borrower which is not a Domestic Subsidiary.

     "HLT Classification" means, in the context of there having been an HLT Classification, that either (i) the Agent has received notice from any governmental or quasi-governmental authority, central bank or comparable agency having jurisdiction over the Agent or any Lender that the Advances or the Commitments hereunder are classifiable as being part of a "highly leveraged transaction" or (ii) the Agent has otherwise determined that compliance with any law or any governmental or quasi-governmental rule, regulation, order, policy, guideline or directive (whether or not having the force of law) requires that the Advances or Commitments hereunder be classified as part of a "highly leveraged transaction". The effective date of an "HLT Classification" for all purposes of this Agreement shall be the date of receipt by the Agent of the notice referred to in clause (i) or the date of the determination by the Agent referred to in clause (ii), as the case may be, provided that in either case the Lender acting as Agent hereunder does in fact promptly classify either its respective Loans or its respective Commitment hereunder as being part of a "highly leveraged transaction" to the extent required by the source of such required classification.

     "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens (other than Liens permitted pursuant to any of clauses (a), (d), (e), (f) and (h) of Section 6.16) or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations and (vi) net liabilities under currency or interest rate swap, exchange or cap agreements.

     "Interest Period" means a Eurodollar Interest Period or a Transaction Rate Interest Period.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to its officers, employees, agents and representatives made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

     "Investment Grade Rating" means, in the context of the Borrower having an Investment Grade Rating, that the Borrower's senior unsecured long term debt is rated both (a) BBB- or better by Standard & Poor's Corporation and (b) Baa3 or better by Moody's Investor Service, Inc.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lending Installation" means (i) with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender and (ii) with respect to the Agent, any office, branch, subsidiary, affiliate or correspondent bank of the Agent.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's portion of any Advance.

     "Loan Documents" means this Agreement and the Notes.

     "Material Adverse Effect" means a material adverse effect on (i) the business, properties, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Note" means a promissory note, in substantially the form of Exhibit "A" hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

     "Notice of Assignment" is defined in Section 12.3.2.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under the Loan Documents.

     "Original Credit Agreement" has the meaning provided in the first WHEREAS clause of this Agreement.

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means the last day of each March, June, September and December.

     "Payment Notes" has the meaning provided in Section 6.12.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "Purchasers" is defined in Section 12.3.1.

     "Reference Rate" means, at any time, the rate of interest then most recently announced by the Lender at Chicago, Illinois as its reference rate.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any lease of real or personal property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more, but does not include any amounts payable under Capitalized Leases of such Person.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Required Lenders" means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances.

     "Reserve Requirement" means, with respect to a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Restatement Effective Date" has the meaning provided in Section 4.1.

     "Restricted Payments" means collectively, all dividends (cash, stock, asset or otherwise) and all payments on any class of securities (specifically including all Subordinated Debt, but excluding any other debt securities) issued by the Borrower or any Subsidiary, whether such securities are now, or may hereafter be, authorized or outstanding and any payment by the Borrower or any Subsidiary on account of the purchase, redemption or retirement of any class of securities (specifically including all Subordinated Debt, but excluding all other debt securities) issued by it, and any distribution in respect to any of the foregoing, whether directly or indirectly.

     "Revolving Credit Termination Balance" means the aggregate principal amount of Advances outstanding at the close of business on the Revolving Credit Termination Date after giving effect to any Advances made or repaid on such date.

     "Revolving Credit Termination Date" means August 31, 1999 or such later date to which the Revolving Credit Termination Date may be extended pursuant to
Section 2.2.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "Subordinated Debt" means indebtedness of the Borrower or any Subsidiary evidenced by instruments containing provisions by which the payment of such indebtedness is postponed and subordinated to the payment of the Notes, which subordination provisions and the provisions for payment shall be in form and substance satisfactory to the Required Lenders as evidenced by their prior written consent thereto.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its

Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Termination Balance" means the aggregate principal amount of Advances outstanding on the Revolving Credit Termination Date after giving effect to any Advances made or paid on such date.

     "Transaction Rate" means, with respect to an Alternate Currency Advance, such fixed rate per annum as the Borrower shall have requested in its Alternate Currency Borrowing Request for such Advance, and which each of the Banks, in its sole discretion, shall have agreed to for its respective Loan comprising such Advance.

     "Transaction Rate Interest Period" means, with respect to an Alternate Currency Advance, such number of days (not to exceed 180) as the Borrower shall have requested in its Alternate Currency Borrowing Request for such Advance, and which each of the Banks, in its sole discretion, shall have agreed to for its respective Loan comprising such Advance. No Transaction Rate Interest Period may end after the Revolving Credit Termination Date.

     "Transferee" is defined in Section 12.4.

     "Type" means (a) with respect to any U.S. Dollar Advance, its nature as a Floating Rate Advance or Eurodollar Advance or (b) with respect to any Alternate Currency Advance, its nature as a Transaction Rate Advance.

     "Unfunded Liabilities" means the aggregate unfunded value of accumulated benefits under all Single Employer Plans, all determined in accordance with Agreement Accounting Principles as of the then most recent valuation date for such Plans.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "U.S. Dollar Advance" means an Advance denominated in U.S. Dollars.

     "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II

                                   THE CREDITS


     2.1. THE ADVANCES. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Advances at any time prior to or on the Revolving Credit Termination Date. The Advances may be U.S. Dollar Advances made pursuant to Section 2.1(a) or Alternate Currency Advances made pursuant to Section 2.1(b). No Advances may be requested or made subsequent to the Revolving Credit Termination Date. Principal payments made after the Revolving Credit Termination Date may not be reborrowed.

            (a) COMMITMENTS TO MAKE U.S. DOLLAR ADVANCES. From and including the date of this Agreement and to and including the Revolving Credit Termination Date, the Lenders severally agree, on the terms and conditions set forth in this Agreement, to make U.S. Dollar Advances to the Borrower from time to time in amounts such that, upon giving effect to each such U.S. Dollar Advance, the aggregate principal Dollar Amount of all Advances then outstanding shall not exceed the Aggregate Commitment then in effect. The foregoing commitment to make U.S. Dollar Advances shall expire at the close of business on the Revolving Credit Termination Date.

            (b) DISCRETIONARY ALTERNATE CURRENCY ADVANCES. From and including the date of this Agreement and to (but not including) the Revolving Credit Termination Date, the Lenders may, on the terms and conditions set forth in this Agreement, make Alternate Currency Advances to the Borrower from time to time; PROVIDED, that (i) any Alternate Currency Advance requested by the Borrower pursuant to Section 2.11 shall be made if, and only if, each of the Lenders in its sole and absolute discretion, has agreed in writing (as provided in Section 2.11) to make its respective Loan comprising such requested Advance and (ii) upon giving effect to each such Alternate Currency Advance, the aggregate principal Dollar Amount of all Loans then outstanding shall not exceed the Aggregate Commitment then in effect.


     2.2. EXTENSION OF REVOLVING CREDIT TERMINATION DATE. The initial Revolving Credit Termination Date shall be August 31, 1999. The Borrower may, not earlier than 180 days and not later than 60 days prior to each anniversary of the Restatement Effective Date execute and deliver to the Agent (who shall promptly forward a copy of the same to each of the Lenders) an Extension Letter in substantially the form of Exhibit "B" hereto, with appropriate insertions, requesting that the Revolving Credit Termination Date be extended for one year. Such request for an extension of the Revolving Credit Termination Date shall become effective if, and only if, each Lender shall, in its sole and absolute discretion, execute such Extension Letter and return copies thereof to the Agent and the Borrower prior to each such applicable anniversary of the Restatement Effective Date.

     2.3. MANDATORY PAYMENTS. The Borrower shall make the following mandatory payments on the Advances:

            (a) Each Alternate Currency Advance shall be repaid in full on the last day of its respective Transaction Rate Interest Period.

            (b) Each Advance outstanding on the Revolving Credit Termination Date shall be repaid in full on the Revolving Credit Termination Date (it being understood and agreed that, subject to the terms and conditions of this Agreement, the Borrower shall be entitled to make a final borrowing of one or more U.S. Dollar Advances pursuant to Section 2.1(a) on the Revolving Credit Termination Date).

            (c) If on the last day of any calendar month, it is determined by the Agent that the aggregate Dollar Amount of all outstanding Advances exceeds the Aggregate Commitment then in effect, the Borrower shall within 3 Business Days of demand by the Agent make a repayment (in U.S. Dollars) of the outstanding Advances in an amount which is at least sufficient to eliminate such excess.

            (d) The Revolving Credit Termination Balance shall be payable in twenty (20) equal, consecutive quarterly installments, commencing on the first Payment Date following the Revolving Credit Termination Date.

            (e) Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

     2.4. FEES. The Borrower further agrees to pay to the Agent, for the ratable benefit of the Lenders a commitment fee of .30% (or if the Borrower no longer has an Investment Grade Classification .425%) per annum for the period from the date hereof to and including the Revolving Credit Termination Date on the average daily principal amount of the Aggregate Commitment less the average daily principal amount of outstanding Loans. All of the fees referred to in this Section 2.4 shall be payable quarterly in arrears within 15 days after receipt of a statement therefor from the Agent for such quarter, commencing with the calendar quarter ending June 30, 1993. The obligations of the Borrower under this Section 2.4 shall survive the payment of the Loans and the termination of this Agreement. In addition upon any HLT Classification, the Borrower agrees to pay the Agent upon demand, for the pro rata account of each of the Lenders, an HLT Classification fee equal to .125% of the Aggregate Commitment in effect at the time of such HLT Classification. For the purpose of calculating fees under this Section 2.4 the Dollar Equivalent of outstanding Alternate Currency Advances shall be calculated daily.

     2.5. OPTIONAL REDUCTIONS IN AGGREGATE COMMITMENT. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $1,000,000, upon at least ten days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal Dollar Amount of the outstanding Advances. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

     2.6. RATABLE LOANS. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

     2.7. TYPES OF ADVANCES. The U.S. Dollar Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.10 and 2.13. All Alternate Currency Advances shall be Transaction Rate Advances selected by the Borrower in accordance with Section 2.11.

     2.8. MINIMUM AMOUNT OF EACH ADVANCE. Each Fixed Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $500,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Aggregate Commitment.

     2.9. OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon 5 days' prior notice to the Agent. Fixed Rate Advances may be paid prior to the last day of the applicable Interest Period, subject to compliance with Section
3.4. Principal payments made after the Revolving Credit Termination Date shall be applied to the principal installments payable under Section 2.3(d) in the inverse order of maturity.

     2.10. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW U.S. DOLLAR ADVANCES. The Borrower shall select the Type and, in the case of each Eurodollar Advance, the Eurodollar Interest Period applicable to each new Advance from time to time. The Borrower shall give the Agent irrevocable notice in substantially the form of Exhibit "C" hereto with appropriate insertions (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least (a) one Business Day before the Borrowing Date of each Floating Rate Advance and (b) three Business Days before the Borrowing Date for each Eurodollar Advance, in each case specifying:

            (i) the Borrowing Date of such Advance, which shall be a Business Day, prior to or on the Revolving Credit Termination Date,

            (ii)    the aggregate amount of such Advance,

            (iii)   the Type of Advance selected, and

            (iv) in the case of each Eurodollar Advance, the Eurodollar Interest Period applicable thereto.

     2.11. METHOD OF REQUESTING ALTERNATE CURRENCY ADVANCES. The Borrower may from time to time in accordance with this Section 2.11 request the Lenders to make one or more Alternate Currency Advances. The Lenders shall have no obligation to make any such Alternate Currency Advance so requested by the Borrower. If, and only if, each of the Lenders in its sole and absolute discretion agrees, in the manner provided for in this Section 2.11, to make its respective Loan comprising any such Alternate Currency Advance, will such Alternate Currency Advance be made.

     In order to request an Alternate Currency Advance, the Borrower shall give the Agent a request in substantially the form of Exhibit "D" hereto with appropriate insertions (an "Alternate Currency Borrowing Request"), which request shall be irrevocable, not later than 10:00 a.m. (Chicago time) at least five (5) Business Days before the requested Borrowing Date for such Alternate Currency Advance, specifying:

            (i) the Borrowing Date, which shall be a Business Day prior to the Revolving Credit Termination Date, of such Advance,

            (ii)    the aggregate amount of such Advance,

            (iii) the Alternate Currency in which such Advance is to be denominated,

            (iv)    the Transaction Rate for such Advance, and

            (v)     the Transaction Rate Interest Period for such Advance.

     Upon receipt of any such Alternate Currency Borrowing Request, the Agent shall promptly forward copies thereof to each of the Lenders. The requested Alternate Currency Advance will be made as requested if, and only if, each Lender shall, in its sole and absolute discretion, execute and return a copy of such Alternate Currency Borrowing Request to the Agent not later than 10:00 a.m. (Chicago time) at least three Business Days before the requested Borrowing Date for such Alternate Currency Advance. Upon such receipt of an executed copy of such Alternate Currency Borrowing Request from each of the Lenders (which copy may be a facsimile transmittal), the Agent shall promptly notify the Borrower and each of the Lenders of such acceptance, and thereupon the Lenders shall be jointly and severally committed to make the requested Alternate Currency Advance, subject to the terms and conditions of this

Agreement. The making by the Lenders of any one or more Alternate Currency Advances shall not constitute a consent by the Lenders to make any subsequent Alternate Currency Advances, whether in the same or a different Alternate Currency.

     2.12. MAKING THE LOANS. On each Borrowing Date, each Lender shall make available its Loan or Loans comprising the Advance or Advances to be made on such Borrowing Date (i) in the case of a Loan denominated in U.S. Dollars, not later than noon (Chicago time), in immediately available funds to the Agent at its address specified pursuant to Article XIII and (ii) in the case of a Loan denominated in an Alternate Currency, not later than noon (local time), in the city of the Agent's Lending Installation for such Alternate Currency, in such funds as may then be customary for the settlement of international transactions in such currency in the city of and at the address of the Agent's Lending Installation for such currency. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

     2.13. CONVERSION AND CONTINUATION OF OUTSTANDING U.S. DOLLAR ADVANCES. Outstanding U.S. Dollar Advances may be continued or converted into U.S. Dollar Advances of another Type as provided below in this Section 2.13; PROVIDED, that notwithstanding anything else in this Section 2.13 to the contrary, (a) outstanding U.S. Dollar Advances may be not be converted into Alternate Currency Advances pursuant to this Section 2.13 and (b) outstanding Alternate Currency Advances may not be continued or converted pursuant to this Section 2.13, but must be repaid on or prior to the last day of their respective Interest Periods pursuant to Section 2.3(a) and may only be reborrowed pursuant to Section 2.1(b) and Section 2.11.

     Each Floating Rate Advance shall continue as Floating Rate Advance unless and until such Floating Rate Advance is repaid pursuant to Section 2.9 or converted into a Eurodollar Advance pursuant to this Section 2.13. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of its respective Eurodollar Interest Period, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Agent a Eurodollar Conversion Notice requesting that, at the end of such Eurodollar Interest Period, such Eurodollar Advance be converted into a new Eurodollar Advance for a new Eurodollar Interest Period. Subject to the terms of Section 2.8, the Borrower may from time to time elect to convert all or any part of any Floating Rate Advance into a Eurodollar Advance, or to convert all or any part of any Eurodollar Advance into a new Eurodollar Advance for a new Eurodollar Interest Period; PROVIDED, that any conversion of any existing Eurodollar Advance shall be made on, and only on, the last day of its respective Eurodollar Interest Period. The Borrower shall give the Agent irrevocable notice (a "Eurodollar Conversion Notice") of each conversion of an Outstanding U.S. Dollar Advance into a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion, specifying:

          (i) the requested date of such conversion, which date shall be a Business Day;

          (ii) the aggregate amount and Type of the U.S. Dollar Advance which is to be converted or continued; and

          (iii) the amount and Eurodollar Interest Period applicable to each Eurodollar Advance into which such U.S. Dollar Advance is to be converted.

Notwithstanding anything to the contrary contained in this Section 2.13, no U.S. Dollar Advance may be converted into or continued as a Eurodollar Advance (a) at any time within 30 days of the Facility Termination Date or (b) (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing.

     2.14. RESTRICTIONS ON INTEREST PERIODS. No Interest Period may extend beyond a Payment Date on which principal of the Advances shall be payable unless outstanding principal of Floating Rate Advances and Fixed Rate Advances with Interest Periods ending prior to said Payment Date and unused Commitment shall be at least equal to the amount so payable. No Interest Period shall extend beyond the Facility Termination Date. No more than ten (10) Interest Periods may be in effect at any one time.

     2.15. CHANGES IN INTEREST RATE, ETC. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate and each change in the Applicable Margin referred to in the definition "Floating Rate". Each Fixed Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance, provided that the rate of interest on each Eurodollar Advance will change simultaneously with each change, during the applicable Eurodollar Interest Period, of the Applicable Margin referred to in the definition of "Eurodollar Rate".

     2.16. RATES APPLICABLE AFTER DEFAULT. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 2% per annum.

     2.17.   METHOD OF PAYMENT.  (a)    All payments of principal, interest and
fees to be made by the Borrower hereunder or under the Notes in U.S. Dollars shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds which the Agent received at such Lender's address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender.

     (b) Each Advance shall be repaid or prepaid in the currency in which it was made in the amount borrowed and interest payable thereon shall be paid in such currency. All payments to be made by the Borrower hereunder or under the Notes in any Alternate Currency shall be made in such Alternate Currency on the date due in such funds as may then be customary for the settlement of international transactions in such Alternate Currency for the account of the Agent, at its Lending Installation for such Alternate Currency. The Agent will promptly cause such payments to be distributed to each Lender in like funds and currency at such Lender's address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any Alternate Currency, currency control or exchange regulations are imposed in the country which issues such Alternate Currency with the result that different types of such Alternate Currency (the "New Currency") are introduced and the type of Alternate

Currency in which the Advance was made (the "Original Currency") no longer exists or the Borrower is not able to make payment to the Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder or under the Notes in such Alternate Currency shall be made in such amount and such type of the New Currency as shall be equivalent to the amount of such payment otherwise due hereunder or under the Notes in the Original Currency, it being the intention of the Borrower and the Lenders that the Borrower take all risks of the imposition of any such currency control or exchange regulations.

     (c) On or before the time a principal payment is made on any of the Advances, the Borrower shall inform the Agent as to the proportionate application of such payment among the Floating Rate Advances, the Eurodollar Advances and the Alternate Currency Advances. In the absence of such instructions, the Agent shall apply such payment first to the outstanding Floating Rate Advances and then apply any remainder to the outstanding Eurodollar Advances and the outstanding Alternate Currency Advances in whatever proportion it shall determine in its sole discretion; PROVIDED, that as between Eurodollar Advances, and as between Alternate Currency Advances of the same Alternate Currency, the Agent shall endeavor to make such application (not otherwise disadvantageous to the Agent or the Lenders) as will mitigate the Borrower's liability to the Lenders under Section 3.4 as a consequence of such application.

     2.18.   FOREIGN TAXES.   (a)  All payments made by the Borrower in respect
of principal of and interest on the Advances and of all other amounts payable by it under this Agreement are payable without deduction for or on account of any present or future taxes, duties, withholdings or other charges levied or imposed by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority thereof or therein (herein called "Foreign Taxes"). If the Borrower shall be required by law to deduct or withhold any Foreign Taxes from any such amount payable by it hereunder or under any of the Notes to or for the account of any Lender, (i) such amount shall be increased as may be necessary so that, after making such deductions or withholdings (including any deductions or withholdings applicable to additional amounts payable pursuant to this Section), such Lender receives an amount equal to the amount it would have received had no such deductions or withholdings been made and (ii) the Borrower shall make such deductions and withholdings and pay the amount thereof to the relevant government, political subdivision or taxing authority at or prior to the time required to be paid under applicable law (and shall promptly furnish to the Agent, for the benefit of the Lenders, official receipts evidencing such payment). In addition, the Borrower will pay any present or future stamp or documentary taxes or similar taxes or levies imposed by any government, political subdivision or taxing authority referred to in the first sentence of this subsection arising from any payment by it hereunder or under any of the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the Notes (herein called "Other Taxes"). The Borrower will indemnify each Lender and the Agent for, and hold each Lender and the Agent harmless against, the full amount of Foreign Taxes or Other Taxes (including, without limitation, any Foreign Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid or payable by such Lender or the Agent and any liability of such Lender or the Agent relating thereto (including, without limitation, penalties, interest and expenses).

     (b) If the cost to any Lender of making or maintaining any Loan to the Borrower is increased, or the amount of any sum received or receivable by any Lender (or its applicable Lending Installation) is reduced, by an amount deemed by such Lender to be material, which increase or reduction (i) is due to any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith, and (ii) would not have occurred but for the fact that the Borrower (or one or more of its Subsidiaries) conducts business in a jurisdiction outside the United States of America, the Borrower shall indemnify such Lender for such increased cost or reduction within 15 days after demand by such Lender (with a copy to the Agent).

     (c) If, and to the extent that, any Lender shall actually receive a credit against its United States federal income tax liability for any Foreign Taxes or Other Taxes indemnified or paid by the Borrower pursuant to this Section, such Lender agrees to promptly notify the Borrower thereof and make reimbursement of such credit to the Borrower, provided that if such Lender reasonably believes that such credit may be subject to challenge, then such Lender shall thereupon enter into negotiations in good faith with the Borrower to determine when reimbursement of such credit can be made to the Borrower.

     (d) All tax receipts required to be delivered under this Section shall be originals, duplicate originals or duly certified or authenticated copies within the meaning of Treasury Regulation Section 1.905-2(a)(2).

     2.19. JUDGMENT CURRENCY. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent's main Chicago office on the Business Day preceding that on which final, nonappealable judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Agent (as the case may be), in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to such Lender or the Agent (as the case may be) in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 11.2, such Lender or the Agent (as the case may be) agrees to remit such excess to the Borrower.

     2.20. NOTES; TELEPHONIC NOTICES. Each Lender shall, and is hereby authorized to, record the principal amount of each of its Loans and each repayment on the schedule attached to its Note (or to otherwise record the same in its usual practice) provided, however, that the failure to so record shall not affect the Borrower's obligations in respect of such Loans. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue U.S. Dollar Advances (it being understood and agreed that Alternate Currency Borrowing Requests must be in writing or by facsimile) and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the

Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.21. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.22. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Alternate Currency Borrowing Request, Eurodollar Conversion Notice and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Reference Rate.

     2.23. LENDING INSTALLATIONS. Each Lender may book its Loans at any one or more Lending Installations selected by such Lender and may change its Lending Installation(s) from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation(s). Each Lender may from time to time, by written or facsimile notice to the Agent and the Borrower, designate a new Lending Installation through which Loans (or Loans in a particular currency) will be made by it and for whose account Loan payments (or Loan payments in a particular currency) are to be made. The Agent may from time to time, by written or facsimile notice to the Borrower and each Lender, designate a new Lending Installation at which Advances (or Advances in a particular currency) will be made available to the Borrower and at which payments on the Advances (or payments on Advances in a particular currency) are to be made by the Borrower.

     2.24. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.
If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or
(ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.25. WITHHOLDING TAX EXEMPTION. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.


                                   ARTICLE III

                             CHANGE IN CIRCUMSTANCES

     3.1. YIELD PROTECTION. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

             (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

             (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

             (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment.

     3.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3. AVAILABILITY OF EURODOLLAR ADVANCES. If (i) any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, (ii) the Required Lenders determine that deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (iii) the Required Lenders determine that the interest rate applicable to a Eurodollar Advance does not accurately reflect the cost of making or maintaining such Eurodollar Advance, then the Agent shall suspend the availability of any new Eurodollar Advances (whether pursuant to Section 2.10 or Section 2.13).

     3.4. FUNDING INDEMNIFICATION. If any payment of a Fixed Rate Advance occurs on a date prior to the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made on the date specified by the Borrower in its Borrowing Notice, Alternate Currency Borrowing Request or Eurodollar Conversion Notice, as the case may be, as a consequence of any condition precedent to such Advance under Section 2.1 or Article IV not being satisfied or as a consequence of any failure by the Borrower to borrow such Advance when the same has been made available to it pursuant to Section 2.12, the Borrower will indemnify each Lender for any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance and, provided that such Lender has taken such reasonable action, if any, not disadvantageous to it, to mitigate the same, any other loss or cost incurred by such Lender resulting therefrom.

     3.5. LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the Borrower to such Lender under Sections 2.18, 3.1 and 3.2 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Section

2.18, 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail (and in accordance with Agreement Accounting Principles, where applicable) the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Eurodollar Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 2.18, 3.1, 3.2 and 3.4 shall survive payment of the obligations and termination of this Agreement.

     3.6. REFUND TO BORROWER. If, and to the extent that, any Lender shall actually receive a credit against its United States federal income tax liability or otherwise receive any rebate or refund from any government or governmental agency in respect of any amount paid by the Borrower pursuant to Section 3.1 or
Section 3.2, such Lender agrees to promptly notify the Borrower thereof and make reimbursement of credit, rebate or refund to the Borrower, provided that if such Lender reasonably believes that such credit, rebate or refund may be subject to challenge, then such Lender shall thereupon enter into negotiations in good faith with the Borrower to determine when reimbursement of such credit, rebate or refund can be made to the Borrower.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     4.1. CONDITIONS PRECEDENT TO THE RESTATEMENT EFFECTIVE DATE. This Agreement shall become effective on the date (the "Restatement Effective Date") which is the date on which the Borrower shall have furnished to the Agent with sufficient copies for the Lenders:

     (i) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents.

     (ii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

     (iii) A certificate, signed by the chief financial officer of the Borrower stating that on the Restatement Effective Date no Default or Unmatured Default has occurred and is continuing.

     (iv) A written opinion of the Borrower's counsel, addressed to the Lenders in substantially the form of Exhibit "E" hereto.

     (vi)    Replacement Note payable to the order of each of the Lenders.

     (v) Such other documents as any Lender or its counsel may have reasonably requested.

     4.2. EACH ADVANCE. The Lenders shall not be required to make any Advance, unless on the applicable Borrowing Date:

     (i)     There exists no Default or Unmatured Default.

     (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except for changes in the Schedules hereto reflecting transactions permitted by this Agreement.

     (iii) If such Advance is a U.S. Dollar Advance, the Agent shall have received a duly completed Borrowing Notice from the Borrower pursuant to Section 2.10.

     (iv) If such Advance is a Alternate Currency Advance, the Agent shall have received a duly completed Alternate Currency Borrowing Request from the Borrower pursuant to Section 2.11, and such Alternate Currency Borrowing Request shall have been agreed to in writing by each of the Lenders pursuant to Section 2.11.

     (vi) All legal matters incident to the making of such Advance shall be in accordance with this Agreement in the reasonable judgement of the Lenders and their counsel.

     Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit "G" hereto as a condition to making an Advance.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lenders that:

     5.1. CORPORATE EXISTENCE AND STANDING. Each of the Borrower and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     5.2. AUTHORIZATION AND VALIDITY. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors, rights generally.

     5.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any Subsidiary's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

     5.4. FINANCIAL STATEMENTS. The May 31, 1996 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

     5.5. MATERIAL ADVERSE CHANGE. Since May 31, 1996, there has been no change in the business, properties, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     5.6. TAXES. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except for the filing of such returns and the payment of such taxes, if any, as (a) are being contested in good faith and as to which adequate reserves have been provided or
(b) do not in the aggregate exceed $4,000,000 and the failure to file or pay for which could not reasonably be expected to have a Material Adverse Effect. As of the date hereof, the United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended 1996. No tax liens have been filed other than those permitted pursuant to Section 6.16(a). The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

     5.7. LITIGATION AND CONTINGENT OBLIGATIONS. Except as set forth in the Borrower's Form 10-K filed with the Securities and Exchange Commission for its fiscal year ended May 31, 1996, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such litigation, arbitration or proceedings, the Borrower has no material contingent obligations not provided for or disclosed in the Borrower's Form 10-K filed with the Securities and Exchange Commission for its fiscal year ended May 31, 1996.

     5.8. SUBSIDIARIES. As of the date hereof, Borrower's Form 10-K filed with the Securities and Exchange Commission for its fiscal year ended May 31, 1996 contains an accurate description of all of the Borrower's presently existing Significant Subsidiaries (as defined in Regulation S-X of the Securities and Exchange Commission). All of the issued and outstanding shares of capital stock of all of the Borrower's Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

     5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $10,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur any withdrawal liability to Multiemployer Plans in an aggregate amount which, when added to the aggregate Unfunded Liabilities of all Single Employer Plans, would exceed of $10,000,000. Each Plan complies in all material respects with all applicable requirements of law and regulations and no Reportable Event has occurred with respect to any Plan. Neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

     5.10. ACCURACY OF INFORMATION. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

     5.11. REGULATION U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     5.12. COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries have complied in all respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where failure to comply would not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     5.13. INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.


                                   ARTICLE VI

                                    COVENANTS

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1. FINANCIAL REPORTING. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles and furnish to the
Lenders:

     (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with generally accepted accounting principles on a consolidated basis for itself and the Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by
             (a) any management letter prepared by said accountants, at the request of the Lenders, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

     (ii) At the request of the Lenders, within 90 days after the close of each fiscal year of the Borrower, for each active Subsidiary, an unaudited balance sheet as at the close of such fiscal year and an unaudited profit and loss statement for such fiscal year, all certified by the Borrower's chief financial officer or Treasurer.

     (iii) Within 60 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by the Borrower's chief financial officer or Treasurer.

     (iv) At the request of the Lenders, within 60 days after the close of the first three quarterly periods of each of its fiscal years, for each active Subsidiary, an unaudited balance sheet as at the close of each such period and an unaudited profit and loss statement for the period from the beginning of such fiscal year to the end of such quarter, all certified by the Borrower's chief financial officer or Treasurer.

     (v) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit "G" hereto signed by the Borrower's chief financial officer or Treasurer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

     (vi) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA, except that the Borrower shall not be required to deliver such statement for any such fiscal year to the extent that such information is specifically set forth in the audit report for such fiscal year delivered to the Agent pursuant to clause (i) of this Section 6.1.

     (vii) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer or Treasurer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

     (viii) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries which, in the case of either clause (a) or clause (b), could reasonably be expected to have a Material Adverse Effect.

     (ix) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

     (x) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

     (xi) Such other information (including non-financial information) as the Lender may from time to time reasonably request.

     6.2. USE OF PROCEEDS. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances for the general corporate needs of the Borrower and its Subsidiaries and to repay outstanding Advances. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to (i) purchase or carry any "margin stock" (as defined in Regulation U), (ii) acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934 or (iii) make any unfriendly Acquisition.

     6.3. NOTICE OF DEFAULT. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of (i) the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which would have a Material Adverse Effect, or (ii) any threatened or pending litigation or governmental proceeding or labor controversy against the Borrower or any Subsidiary which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

     6.4. CONDUCT OF BUSINESS. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic or foreign corporation, as the case may be, in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; PROVIDED, that nothing contained in this Section 6.4 shall prohibit
(a) any Subsidiary from entering into a merger or consolidation otherwise permitted by Section 6.11 or (b) the liquidation of any Subsidiary substantially all of whose assets have been transferred to the Borrower or another Subsidiary in compliance with Section 6.12.

     6.5. TAXES. The Borrower will, and will cause each Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which (a) are being contested in good faith and as to which adequate reserves have been provided or (b) do not in the aggregate exceed $4,000,000 and the failure to pay which could not reasonably be expected to have a Material Adverse Effect.

     6.6. INSURANCE. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

     6.7. COMPLIANCE WITH LAWS. The Borrower will, and will cause each Subsidiary to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

     6.8. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     6.9. INSPECTION. The Borrower will, and will cause each Subsidiary to, permit the Lenders, by their respective representatives and agents, to inspect any of the properties, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

     6.10. RESTRICTED PAYMENTS. The Borrower will not, nor will it permit any Subsidiary to, declare or make any Restricted Payments, which together with all Restricted Payments made on or after May 31, 1995 would exceed an amount equal to the sum of (i) $20,000,000 plus (ii) 50% of Consolidated Net Income for the period commencing June 1, 1994 and extending to and including the last day of the fiscal year of the Borrower immediately preceding the date on which such Restricted Payment was made, said period to be taken as one accounting period, except that:

             (a) The Borrower may declare and pay dividends payable solely in stock of the Borrower of the same class as that on which such dividend is paid.

             (b) The Borrower may purchase, redeem or otherwise acquire or retire any class of its stock out of the proceeds of, or in exchange for, a substantially concurrent issue and sale of the same class of such stock in addition to that now issued and outstanding.

             (c) Any Subsidiary may declare and pay dividends to the Borrower.

     6.11. MERGER. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that:

             (a) Any Domestic Subsidiary may merge or consolidate with the Borrower (providing the Borrower shall be the continuing or surviving corporation).

             (b) Any Domestic Subsidiary may merge or consolidate with any other Domestic Subsidiary which is a Wholly-Owned Subsidiary.

             (c) Any Foreign Subsidiary may merge or consolidate with any other Subsidiary which is a Wholly-Owned Subsidiary (provided that if a Domestic Subsidiary is involved, such Domestic Subsidiary shall be the continuing or surviving corporation).

     6.12. SALE OF ASSETS. The Borrower will not, nor will it permit any Subsidiary to, sell, lease, transfer, assign or otherwise dispose of (including, for the avoidance of doubt, in connection with a sale leaseback transaction), any of its assets (including, for the avoidance of doubt, the capital stock of Subsidiaries, but excluding (i) inventory sold in the ordinary course of the Borrower's or any Subsidiary's business, (ii) property formerly used in the Borrower's or any Subsidiary's business which is worn out or obsolete, (iii) assets of any Domestic Subsidiary transferred to the Borrower or to another Domestic Subsidiary which is a Wholly-Owned Subsidiary, (iv) assets of any Foreign Subsidiary transferred to the Borrower or to another Subsidiary which is a Wholly-Owned Subsidiary, (v) assets permitted to be sold or otherwise transferred pursuant to Section 6.13 and (vi) promissory notes ("Payment Notes") received as partial or full payment for assets sold) if, after giving effect thereto, the sum of all such assets transferred, assigned or otherwise disposed of during the twelve-month period ending with (and including) the month of such disposition either (a) represents more than 10% of Consolidated Assets determined as of the date of (and after giving effect to) such disposition or (b) were responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries during such twelve-month period.

     6.13. SALE OF ACCOUNTS. Anything in Section 6.12 to the contrary notwithstanding, the Borrower will not, nor will it permit any Subsidiary to, sell, with or without recourse, transfer, assign, encumber or otherwise dispose of any of its notes or accounts receivable, leases or chattel paper (collectively referred to in this Section as "Accounts") to any Person, except that:

             (a) The Borrower or any Subsidiary may sell or otherwise dispose of any of its Accounts to the Borrower or any Subsidiary on terms and conditions which are in compliance with Section 6.20.

             (b) The Borrower or any Subsidiary may enter into any arrangement with another Person pursuant to which such Person collects the Accounts of the Borrower or such Subsidiary on behalf of the Borrower or such Subsidiary, so long as such arrangement does not provide for any transfer of title to, or any other interest in, such Accounts to such Person.

             (c) The Borrower or any Subsidiary may sell or otherwise dispose of its Foreign Accounts to any Person for the purposes of collection, provided that the aggregate face amount of all such Foreign Accounts so transferred by the Borrower and its Subsidiaries during any fiscal year of the Borrower shall not exceed an amount equal to 15% of the gross Accounts of the Borrower and its Subsidiaries as of the last day of the Borrower's immediately preceding fiscal year and determined from the Borrower's consolidated balance sheet delivered pursuant to Section 6.1(i).

             (d) The Borrower or any Subsidiary may sell or otherwise dispose of its Accounts which arise from the sale of machinery and equipment and have payment terms longer than 90 days and payable in installments.

             (e) The Borrower or any Subsidiary may sell or otherwise dispose of Payment Notes as permitted under Section 6.12.

     6.14. INVESTMENTS AND ACQUISITIONS. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

             (a) Short-term obligations of, or fully guaranteed by, the United States of America.

             (b) Commercial paper rated A-1 or better by Standard and Poor's Corporation or P-1 or better by Moody's Investors Service, Inc.

             (c) Demand deposit accounts maintained in the ordinary course of business.

             (d) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000.

             (e) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule "1" hereto.

             (f)    Loans by the Borrower to its Domestic Subsidiaries.

             (g) Equity Investments by AAR Financial Services Corp. in leveraged leases of aircraft, aircraft engines and related products.

             (h) Loans by the Borrower and its Subsidiaries to their respective officers and key employees in an aggregate amount not to exceed $4,000,000 at any one time outstanding.

             (i) Investments in the unrated Goldman Sachs Money Market Trust Institution Liquid Asset Fund in an amount not to exceed $15,000,000 in the aggregate, provided, that if at any time such Fund changes its investment strategy or risk profile or is credit rated, it is reasonably acceptable to the Agent.

             (j)    Investments evidenced by Payment Notes.

             (k) Acquisitions by the Borrower and all Subsidiaries during the term of this Agreement not in excess of an aggregate amount equal to 25% of Consolidated Tangible Net Worth as of the last day of the Borrower's fiscal year immediately preceding the date on which such Acquisition is made.

             (l) Investments in addition to those permitted under clauses (a) through (k) of this Section, provided that after giving effect thereto the aggregate amount of all such Investments for the Borrower and all Subsidiaries during the term of this Agreement shall not exceed the greater of (i) $6,000,000 or (ii) 20% of Consolidated Tangible Net Worth as of the last day of the Borrower's fiscal year immediately preceding the date on which any such Investment is made.

     In determining the amount of Investments permitted under this Section, Investments shall always be taken at the original cost thereof, regardless of any subsequent appreciation or depreciation therein, and loans and advances shall be taken at the principal amount thereof then remaining unpaid from time to time.

     6.15. CONTINGENT OBLIGATIONS. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except:

             (a) Contingent Obligations resulting from endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Borrower's and each Subsidiary's business.

             (b) Contingent Obligations by the Borrower of any Subsidiary's Indebtedness (including, for the avoidance of doubt, obligations arising out of overdraft and similar cash management facilities) permitted to exist pursuant to this Agreement and any Subsidiary's obligations for Rentals permitted by Section 6.17.

             (c) Contingent Obligations by the Borrower or any Subsidiary (other than those referred to in clause (a) above) so long as (both before and after giving effect thereto) the sum of (i) Consolidated Fund Debt plus
     (ii) the aggregate amount of Contingent Obligations of the Borrower and its Subsidiaries does not exceed 50% of Consolidated Total Capitalization.

     6.16. LIENS. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the property of the Borrower or any of its Subsidiaries, except:

             (a) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books.

             (b) Deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the repayment of Indebtedness), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of the Borrower's business or any Subsidiary's business.

             (c) Liens incurred by the Borrower or any Subsidiary in connection with the acquisition of property provided such Liens shall attach only to the property acquired in the transactions in which such Liens were created or assumed and shall secure only Indebtedness incurred to finance the cost of acquiring such property.

             (d) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

             (e) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

             (f) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.

             (g) Liens existing on the date hereof and described in Schedule "2" hereto.

             (h) Liens which secure only Indebtedness of any Domestic Subsidiary to the Borrower.

             (i) Subject to Section 6.15(c), Liens on property the purchase of which is being financed by the Borrower or any Domestic Subsidiary, as the case may be, by Letters of Credit issued for the account of the Borrower or any Domestic Subsidiary, as the case may be, provided such Liens secure only the Letter of Credit which is being used to finance the purchase of such property and provided further such Liens attach only to such property.

             (j) Liens incurred by the Borrower in connection with the real estate located in Wooddale, Illinois, known as the Corporate Headquarters of the Borrower.


     6.17. RENTALS. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any obligation for Rentals if, as a consequence thereof, obligations for Rentals created, incurred or suffered to exist in any one fiscal year shall be in an aggregate consolidated amount for the Borrower and its Subsidiaries in excess of 5% of Consolidated Revenues as at the end of the Borrower's fiscal year immediately preceding the date on which such obligation is entered into, on a non-cumulative basis from year to year.
It is expressly agreed and understood that, for the purposes of this Section, any contract between the Borrower or any Domestic Subsidiary and the vendor of aircraft fuel shall not be considered a lease and any payments made under any such contract by the Borrower or any Domestic Subsidiary to such vendor shall not be considered a lease payment.

     6.18. RETIREMENT AND MODIFICATION OF SUBORDINATED INDEBTEDNESS. The Borrower will not, nor will it permit any Subsidiary to, purchase, acquire, redeem or retire, or make any payment on account of principal of, any Subordinated Debt except at the stated maturity thereof or as required by mandatory prepayment provisions or sinking fund provisions relating thereto.
The Borrower will not, nor will it permit any Subsidiary to, alter, amend, modify, rescind, terminate or waive, or permit any breach or event of default to exist under, any note or notes evidencing such Subordinated Debt.

     6.19. AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

     6.20. WORKING CAPITAL. The Borrower will maintain at all times a ratio of Consolidated Current Assets to Consolidated Current Liabilities of at least
1.50 to 1.00.

     6.21. CONSOLIDATED TANGIBLE NET WORTH. The Borrower will maintain at all times Consolidated Tangible Net Worth in an amount not less than the sum of (a) $160,000,000 plus (b) the net cash proceeds received by the Borrower from the sale of any of its capital stock on or after May 31, 1996 plus (c) an amount equal to the aggregate of one-third of Consolidated Net Income earned during each of its fiscal years beginning with its fiscal year commencing June 1 1996, said fiscal years to be taken as one accounting period minus (d) amounts (not to exceed $10,000,000 in the aggregate for the purposes of this covenant) either used for the purchase or retirement of the Borrower's capital stock or representing the after tax write-down of assets and associated costs on or after May 31, 1996.

     6.22. RATIO OF CONSOLIDATED LIABILITIES TO CONSOLIDATED TANGIBLE NET WORTH. The Borrower will maintain at all times Consolidated Liabilities not in excess of 200% of Consolidated Tangible Net Worth.

     6.23. CONSOLIDATED SECURED LIABILITIES. The Borrower will maintain at all times Consolidated Secured Liabilities in an amount not in excess of $20,000,000. For purposes of calculating Consolidated Secured Liabilities hereunder the obligations of the Borrower not in excess of $10,000,000, secured by the real estate located in Wooddale, Illinois, known as the Corporate Headquarters of the Borrower, shall not be included.

     6.24.   LIMITATION ON FUNDED DEBT.  The Borrower will not permit the sum of
(i) Consolidated Funded Debt plus (ii) the aggregate amount of Contingent Obligations of the Borrower and its Subsidiaries to exceed 50% of Consolidated Total Capitalization.

     6.25. FIXED CHARGE COVERAGE RATIO. The Borrower will maintain a Fixed Charge Coverage Ratio of not less than 1.20:1:00 as of the last day of each fiscal quarter of the Borrower commencing on the date immediately preceding the
Revolving Credit Termination Date and thereafter.   The Fixed Charge Coverage
Ratio shall be determined based on four (4) of the previous five (5) fiscal quarters of the Borrower that occurred immediately prior to the calculation date, at the Borrower's option.

     As used herein the following terms have the following meanings:

     "Fixed Charge Coverage Ratio" means, for any period, the ratio of
     (a) Consolidated Earnings Available for Fixed Charges to
     (b) Consolidated Fixed Charges for such period.

     "Consolidated Earnings Available for Fixed Charges" means, for any period, the sum of (i) Consolidated Net Income (excluding gains and losses from the sale of assets other than in the ordinary course of business and income or losses derived from discontinued operations), PLUS to the extent deducted in determining Consolidated Net Income
     (ii) all provisions for any federal, state, or other income taxes made by the Borrower and its Subsidiaries during such period, PLUS
     (iii) Consolidated Fixed Charges during such period, and PLUS
     (v) deferred financing costs for such period.

     "Consolidated Fixed Charges" means, without duplication, for any period, the sum of (i) current maturities for such period,
     (ii) interest expense on indebtedness (excluding capitalized leases) for such period, PLUS (iii) total rental expense under all leases other than capitalized leases, and PLUS (iv) imputed interest expense under capitalized leases for the Borrower and its Subsidiaries for such period.


                                   ARTICLE VII

                                    DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Any representation or warranty made (or deemed made pursuant to Section 4.2) by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

     7.2. Nonpayment of principal of any Note when due, or nonpayment of interest upon any Note or of any commitment fee or other obligations under any of the Loan Documents within five Borrowing Days after the same becomes due.

     7.3.    The breach by the Borrower of any of the terms or provisions of
Section 6.2, 6.3, 6.10 or 6.19; or the breach by the Borrower of any of the terms or provisions of Section 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18 or
6.20 which is not remedied within 10 days after written notice from the Agent or any Lender.

     7.4. The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within 30 days after written notice from the Agent or any Lender.

     7.5. Failure of the Borrower or any of its Subsidiaries to pay any Indebtedness (other than the Obligations) in an aggregate principal amount exceeding $2,000,000 when due; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement or agreements under which any Indebtedness (other than the Obligations) in an aggregate principal amount exceeding $2,000,000 was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Borrower or any of its Subsidiaries (other than the Obligations) in an aggregate principal amount exceeding $2,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.6. The Borrower or any of its Domestic Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

     7.7. Without the application, approval or consent of the Borrower or any of its Domestic Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Domestic Subsidiaries or any substantial part of its property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Domestic Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

     7.8. Any Foreign Subsidiary shall have taken or instituted or permitted to be taken or instituted any action or proceeding, or any such action or proceeding is instituted against such Foreign Subsidiary, whereby a substantial amount of its property shall or may be assigned or in any manner transferred or delivered to any receiver, assignee, liquidator or other Person, whether appointed by such Foreign Subsidiary or by a court or by any governmental authority or any law, whereby such property shall or may be distributed among the creditors of such Foreign Subsidiary, provided the aggregate claims of all such creditors against such Foreign Subsidiary or against all such Foreign Subsidiaries shall exceed $1,000,000 and such action or proceeding remains undismissed or unstayed on appeal for a period of 90 days; or any governmental authority having jurisdiction shall have taken or instituted any action or proceeding for the dissolution or disestablishment of any Foreign Subsidiary or for the suspension of its operations, provided the assets of any such Foreign Subsidiary or the aggregate assets of all such

Foreign Subsidiaries shall exceed $500,000 and such action or proceeding remains undismissed or unstayed on appeal for a period of 90 days; or all of the property of any Foreign Subsidiary shall have been condemned, seized or appropriated, provided the net assets of any such Foreign Subsidiary or the aggregate net assets of all such Foreign Subsidiaries shall exceed $1,000,000; or the total of all claims against any Foreign Subsidiary or all Foreign Subsidiaries resulting from any action or proceeding described in this Section
7.8 and the amount of assets or net assets, as the case may be, of any Foreign Subsidiary or all Foreign Subsidiaries which are subject to any action, proceeding, condemnation, seizure or appropriation described in this Section 7.8 shall exceed $1,000,000.

     7.9. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any substantial portion of the property of the Borrower or any of its Subsidiaries.

     7.10. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

     7.11. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $10,000,000; or any Reportable Event shall occur in connection with any Plan; or the Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all Unfunded Liabilities of all Single Employer Plans and all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability, exceeds $10,000,000.

     7.12. Any court, government or governmental agency shall find or hold, or formally notify the Borrower or any Subsidiary, that the Borrower or any Subsidiary (i) has violated any federal, state or local environmental, health or safety law or regulation, or (ii) bears responsibility for any removal or remedial or similar action in connection with the release by the Borrower or any other Person of any toxic or hazardous waste or substance into the environment, or is otherwise liable in any manner in connection with any such release; and such finding, holding or notification could reasonably be expected (taking into account the expected outcome of any legal appeals available to the Borrower or such Subsidiary, as well as the likelihood and extent of contribution from any other Persons who may be jointly and severally liable with the Borrower or such Subsidiary) to have a material adverse effect on the ability of the Borrower to perform its obligations under the Loan Documents.

     7.13.   Any Change in Control shall occur.


                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1. ACCELERATION. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder, or by written notice to the Borrower declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which the Borrower hereby expressly waives. The Required Lenders agree to give the Borrower prompt subsequent notice of any termination or suspension of the obligations of the Lenders to make Loans hereunder; PROVIDED, that the giving of such notice shall not be a condition to the effectiveness of any such termination or suspension.

If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     8.2. AMENDMENTS. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

             (i) Extend the maturity of any Loan or Note or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

             (ii) Reduce the percentage specified in the definition of Required Lenders.

             (iii) Extend the Revolving Credit Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.3, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

             (iv)   Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

     8.3. PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


                                   ARTICLE IX

                               GENERAL PROVISIONS


     9.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

     9.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3. TAXES. Any taxes (excluding federal income taxes on the overall net income of any Lender) or other similar assessments or charges payable or ruled payable by any governmental authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

     9.4. HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.5. ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof.

     9.6. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     9.7. EXPENSES; INDEMNIFICATION. The Borrower shall reimburse the Agent for any and all reasonable costs and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any and all reasonable costs and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any of them may pay or incur arising out of any term or condition contained in this Agreement or the other Loan Documents, or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except to the extent any of the foregoing arises solely from the gross negligence or wilful misconduct of the party requesting indemnification. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

     9.8. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     9.9. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.10. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.11. NONLIABILITV OF LENDERS. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent or any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

     9.12. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     9.13. CONSENT TO JURISDICTION. THE BORROWER, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE BORROWER TO BRING PROCEEDINGS AGAINST THE AGENT OR ANY LENDER, OR THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER, IN THE COURTS OF ANY OTHER JURISDICTION.

     9.14. CONFIDENTIALITY. Each Lender agrees to use any confidential information which it may receive from the Borrower pursuant to this Agreement solely for the purposes of administering and monitoring this Agreement and to hold such confidential information in confidence, except for disclosure (i) to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Lender who are advised of and agree to be bound by this Section 9.14, (iii) to regulatory officials, (iv) as requested pursuant to or as required by law, regulation, or legal process,
(v) in connection with any legal proceeding to which that Lender is a party, and
(vi) permitted by Section 12.4; PROVIDED that in the case of each of the preceding clauses (iv) and (v), such Lender agrees, to the extent reasonably possible and to the extent that it is legally permitted to do so, to give the Borrower prior notice of such disclosure and not resist any efforts by the Borrower to obtain confidential treatment therefor.

     9.15. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.


                                    ARTICLE X

                                    THE AGENT

     10.1. APPOINTMENT. Bank of America Illinois is hereby appointed Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this Article X. The Agent shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement.

     10.2. POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3. GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for (i) any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct or
(ii) any determination by the Agent (in the absence of its gross negligence or willful misconduct) that compliance with any law or any governmental or quasi-governmental rule, regulation, order, policy, guideline or directive (whether or not having the force of law) requires an HLT Classification in respect of the Advances and Commitments hereunder.

     10.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith.

     10.5. ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6. EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

     10.7. RELIANCE ON DOCUMENTS: COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8. AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents,
(ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

     10.9. RIGHTS AS A LENDER. With respect to its Commitment, Loans made by it and the Note issued to it, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

     10.10. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.11. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

     11.1 SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, so long as any Default has occurred and is continuing, any indebtedness from any Lender to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations then due and owing to such Lender.

     11.2. RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 2.18, 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1. SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     11.2.  PARTICIPATIONS..

          12.2.1. PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. Any Lender selling such participating interests to a Participant agrees to promptly notify the Borrower of such sale and the identity of such Participant. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

          12.2.2 VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases any substantial portion of collateral, if any, securing any such Loan.

          12.2.3 BENEFIT OF SETOFF. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3  ASSIGNMENTS.

          12.3.1. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit "H" hereto. Unless a Default has occurred and is continuing, the consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consent shall be substantially in the form attached as Exhibit "II" to Exhibit "H" hereto and shall not be unreasonably withheld.

          12.3.2 EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit "I" to Exhibit "H" hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment of a $2,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

     12.4. DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees in writing for the benefit of the Borrower to be bound by Section 9.14.

     12.5 TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.25.


                                  ARTICLE XIII

                                     NOTICES

     13.1 GIVING NOTICE. Except as otherwise permitted by Section 2.20 with respect to Borrowing Notices and Eurodollar Conversion Notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

     13.2 CHANGE OF ADDRESS. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                   ARTICLE XIV

             COUNTERPARTS, TERMINATION OF ORIGINAL CREDIT AGREEMENT
                                AND EFFECTIVENESS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. By their execution of this Agreement, each of the Borrower and the Lenders hereby agree that the Original Credit Agreement shall be terminated and of no further force and effect, except for the terms and provisions of the Original Credit Agreement which expressly survive the termination thereof and except for the Borrower's obligation to repay all accrued and unpaid fees thereunder in accordance with the terms thereof. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.


                                   AAR CORP.


                                   By: /s/ Timothy J. Romenesko
                                      ----------------------------------------
                                   Title: VICE PRESIDENT
                                         -------------------------------------
                                         1111 Nicholas Boulevard
                                         Elk Grove Village, Illinois 60007

                                   Attention:


Commitment:                        BANK OF AMERICA ILLINOIS, in its individual
                                   corporate capacity and as Agent
$30,000,000

                                   By: /s/ Randolph T. Kohler
                                      ----------------------------------------
                                   Title: Randolph T. Kohler
                                          Senior Vice President
                                         -------------------------------------
                                         231 South LaSalle Street
                                         Chicago, Illinois 60697

                                   Attention: NWSO

                                  SCHEDULE "l"

                                OTHER INVESTMENTS
                               (See Section 6.14)


Investment                    Investment                    Amount of
   In                             By                        Investment
----------                    ----------                    ----------

                                 NONE

                                  SCHEDULE "2"

                                      LIENS
                               (See Section 6.16)


Mortgage lien on facilities located in Frankfort, New York to secure indebtedness of Subsidiary AAR Engine Component Services, Inc. to Norstar Bank in connection with Industrial Revenue Bond financing of such facilities.

Mortgage lien on facilities located in Aberdeen, North Carolina to secure indebtedness of Subsidiary AAR Brooks and Perkins Corp. to North Carolina National Bank in connection with Industrial Revenue Bond financing of such facilities.

Security interest in aircraft and related equipment to secure indebtedness of AAR Financial Services Corp. in connection with ownership of such aircraft and related equipment.

                                   EXHIBIT "A"

                                      NOTE


$___________________                                           September 9, 1996

     For value received, AAR Corp., a Delaware corporation (the "Borrower"), promises to pay to the order of _______________ (the "Lender"), for the account of its applicable Lending Installation, the lesser of the principal sum of _________________ or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Amended and Restated Credit Agreement referred to below, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Amended and Restated Credit Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Advances in full on the Facility Termination Date and shall make such other mandatory payments as are required to be made pursuant to Section 2.3 of the Amended and Restated Credit Agreement. All such payments of principal and interest shall be made (i) if in U.S. Dollars, in lawful money of the United States in immediately available funds at the main office of Bank of America Illinois, as Agent, in Chicago, Illinois or (ii) if in any other currency, in such funds as may then be customary for the settlement of international transactions in such other currency at the place specified for payment thereof pursuant to the Amended and Restated Credit Agreement.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder; PROVIDED, that the failure of the Lender to make any such recordation shall not affect the obligations of the Borrower hereunder or under the Amended and Restated Credit Agreement.

     This Note is issued pursuant to, and is entitled to the benefits of, the Amended and Restated Credit Agreement, dated as of September 9, 1996, as it may be amended, supplemented, extended or otherwise modified from time to time, among the Borrower, Bank of America Illinois, individually and as Agent, and the lenders named therein, including the Lender (the "Amended and Restated Credit Agreement"). Reference is hereby made to the Amended and Restated Credit Agreement for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Amended and Restated Credit Agreement.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANK.

                                   AAR CORP.


                                   By:
                                      ----------------------------------------
                                   Title:
                                         -------------------------------------

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                                NOTE OF AAR CORP.
                             DATED September 9, 1996


          Principal      Currency   Maturity     Principal
          Amount of         of     of Interest   Amount       Unpaid
Date        Loan           Loan      Period       Paid        Balance
----      ---------      --------  -----------   ---------    -------

                                   EXHIBIT "B"

                                EXTENSION LETTER


                                                              ____________, 19__


     To: Bank of America Illinois, as Agent for the Lenders party to the Amended and Restated Credit Agreement referred to below

      Re: PROPOSED EXTENSION OF THE REVOLVING CREDIT TERMINATION DATE

Gentlemen:

     We make reference to that certain Amended and Restated Credit Agreement dated as of September 9, 1996, among AAR Corp., the Lenders party thereto and Bank of America Illinois, as Agent for the Lenders, as it may from time to time be amended, modified, renewed or extended (the "Amended and Restated Credit Agreement") . All capitalized terms used herein shall have the meanings attributed to them in the Amended and Restated Credit Agreement.

     The Revolving Credit Termination Date currently in effect under the Amended and Restated Credit Agreement is __________, 19__.

     The Borrower desires to extend the Revolving Credit Termination Date by one year and accordingly requests hereby that the Lenders agree to extend the Revolving Credit Termination Date to __________, 19__.

     If the foregoing proposed extension of the Revolving Credit Termination Date meets with your approval, please so indicate by executing and returning to both the Agent and the Borrower the accompanying copy of this letter. Upon receipt by both the Agent and the Borrower of counterparts of this letter executed by each of the Lenders, the Revolving Credit Termination Date under the Amended and Restated Credit Agreement shall henceforth be __________, 19__.

                                   Sincerely yours,


                                   AAR CORP.

                                   By:
                                      ----------------------------------------
                                   Title:
                                         -------------------------------------


ACCEPTED AND AGREED TO:

BANK OF AMERICA ILLINOIS

By:
   ----------------------------
Title:
      -------------------------

[Add Signature Lines for all Lenders]

                                   EXHIBIT "C"

                                BORROWING NOTICE

                                                           _______________, 19__


To: Bank of America Illinois, as Agent for the Lenders party to the Credit Agreement referred to below

      Re:  U.S. DOLLAR BORROWING NOTICE

Gentlemen:

     We make reference to that certain Amended and Restated Credit Agreement dated as of September 9, 1996, among AAR Corp., the Lenders party thereto and Bank of America Illinois, as Agent for the Lenders, as it may from time to time be amended, modified, renewed or extended (the "Amended and Restated Credit Agreement") . All capitalized terms used herein shall have the meanings attributed to them in the Amended and Restated Credit Agreement.

     The Borrower hereby gives irrevocable notice pursuant to Section 2.10 of the Amended and Restated Credit Agreement for the following U.S. Dollar Advance(s):

Borrowing Date: ______________, 19__(1)


Principal Amount (2)               Type of Advance (3)     Interest Period (4)
----------------                   ---------------         ---------------





                                   Sincerely yours,


                                   AAR CORP.

                                   By:
                                      ----------------------------------------
                                   Title:
                                         -------------------------------------


--------------------

(1) Borrowing Date must be a Business Day prior to or on the Revolving Credit Termination Date.

(2)  Subject to the minimum amount requirements set forth in Section 2.8.

(3)  Specify Floating Rate Advance or Eurodollar Advance.

(4) Applicable to Eurodollar Advances only. See definition of Eurodollar Interest Period and Section 2.14 (Restrictions on Interest Periods).

                                   EXHIBIT "D"

                      ALTERNATE CURRENCY BORROWING REQUEST

                                                           _______________, 19__



To:  Bank of America Illinois,
     as Agent for the Lenders party to the
     Amended and Restated Credit Agreement referred to below

     Re:  ALTERNATE CURRENCY BORROWING REQUEST

Gentlemen:

     We make reference to that certain Amended and Restated Credit Agreement dated as of September 9, 1996, among AAR Corp., the Lenders party thereto and Bank of America Illinois, as Agent for the Lenders, as it may from time to be amended, modified, renewed or extended (the "Amended and Restated Credit Agreement"). All capitalized terms used herein shall have the meanings attributed to them in the Amended and Restated Credit Agreement.

     The Borrower hereby gives its irrevocable request, pursuant to Section 2.11 of the Amended and Restated Credit Agreement, for the following Alternate Currency Advance(s):


Borrowing Date: _______________, 19__(1)

Principal      Alternate      Transaction         Transaction Rate
Amount(2)      Currency       Rate(3)             Interest Period(4)
---------      ---------      ----                ---------------

     If the foregoing requested Alternate Currency Advance(s) meets with your approval, please so indicate by executing and returning to the Agent the accompanying copy of this Request. Upon receipt by the Agent prior to the time specified in Section 2.11 of Amended and Restated Credit Agreement of counterparts of this Request executed by each of the Lenders, the Lenders shall be severally committed to make the Alternate Currency Advance(s) requested hereby, subject to the terms and conditions of the Amended and Restated Credit Agreement.


                                   Sincerely yours,


                                   AAR CORP.

                                   By:
                                      ----------------------------------------
                                   Title:
                                         -------------------------------------

ACCEPTED AND AGREED TO:

BANK OF AMERICA ILLINOIS

By:
   --------------------------
Title:
      -----------------------

[Add Signature Lines for all Lenders]



--------------------
     (1) Borrowing Date must be a Business Day prior to the Revolving Credit Termination Date.

     (2)  Subject to the minimum amount requirements set forth in Section 2.8.

     (3)  Specify an absolute fixed rate of interest per annum.

     (4)  Insert a fixed number of days (not to exceed 180 days).

                                   EXHIBIT "E"


                                                               September 9, 1996


The Lenders who are parties to the
Amended and Restated Credit Agreement described below:

Gentlemen/Ladies:

     We are counsel for AAR Corp., a Delaware corporation (the "Borrower"), and have represented the Borrower in connection with its execution and delivery of an Amended and Restated Credit Agreement among the Borrower, Bank of America Illinois, individually and as Agent, and the Lenders named therein, providing for Advances in an aggregate principal amount not exceeding $30,000,000 at any one time outstanding and dated as of September 9, 1996 (the "Agreement"). All capitalized terms used in this opinion and not otherwise defined shall have the meanings attributed to them in the Agreement.

     We have examined the Borrower's articles of incorporation, by-laws, resolutions, the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

     1. The Borrower and each Subsidiary are corporations duly incorporated, validly existing and in good standing under the laws of their states of incorporation and have all requisite authority to conduct their business in each jurisdiction in which their business is conducted.

     2. The execution and delivery of the Loan Documents by the Borrower and the performance by the Borrower of the Obligations have been duly authorized by all necessary corporate action and proceedings on the part of the Borrower and will not:

          (a)  require any consent of the Borrower's shareholders;

          (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any Subsidiary's articles of incorporation or by-laws or any indenture, instrument or agreement binding upon the Borrower or any of its Subsidiaries; or

          (c) result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement binding upon the Borrower or any of its Subsidiaries.

     3. The Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors, rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

     4. Except as set forth in the Borrower's Form 10-K filed with the Securities and Exchange Commission for its fiscal year ended _______________, 199_, there is no litigation or proceeding against the Borrower or any of its Subsidiaries which, if adversely determined, could have a Material Adverse Effect.

     5. No approval, authorization, consent, adjudication or order of any governmental authority, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement or in connection with the payment by the Borrower of the Obligations.


     This opinion may be relied upon by the Lenders and their participants, assignees and other transferees. No opinion is expressed herein as to the relation between the Agent and the Lenders or the relation between the Lenders.



                                   Very truly yours,


                                   -------------------------------------------

                                   EXHIBIT "F"

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION


To:  Bank of America Illinois
     231 S. LaSalle Street
     Chicago, Illinois 60697
     as Agent (the "Agent")
     under the Amended and Restated Credit Agreement described below

Re: Amended and Restated Credit Agreement, dated September 9, 1996 (as the same may be amended or modified, the "Amended and Restated Credit Agreement"), among AAR Corp. (the "Borrower"), the Agent, and the Lenders named therein

     Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Amended and Restated Credit Agreement.

     The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Amended and Restated Credit Agreement or based on any telephonic notice made in accordance with Section 2.20 of the Amended and Restated Credit Agreement.

Facility Identification Number(s)_____________________________________________

Customer/Account Name_________________________________________________________

Transfer Funds To   __________________________________________________________

                    __________________________________________________________

                    __________________________________________________________

For Account No. ______________________________________________________________

Reference/Attention To _______________________________________________________


Authorized Officer (Customer
   Representative)                           Date_____________________________

_________________________________            _________________________________

       (Please Print)                                    Signature

Bank Officer Name                            Date_____________________________

_________________________________            _________________________________

       (Please Print)                                    Signature


    (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                   EXHIBIT "G"

                             COMPLIANCE CERTIFICATE


To:  The Lenders parties to the
     Amended and Restated Credit Agreement Described Below

     This Compliance Certificate is furnished pursuant to that certain Amended and Restated Credit Agreement dated as of September 9, 1996 (as amended, modified, renewed or extended from time to time, the "Agreement") among the Borrower, the lenders party thereto and Bank of America Illinois, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     THE UNDERSIGNED HEREBY CERTIFY THAT:

     1.   I am the duly elected ___________________ of the Borrower;

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

     4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:


     ______________________________________________________

     ______________________________________________________

     ______________________________________________________

     The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of _______________, 19__.


                                             ______________________________

                                    [SAMPLE]

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

          Schedule Of Compliance as of __________, 19__ with Provisions of Sections 6.21, 6.22, 6.23, 6.24, 6.25 and 6.26 of the Agreement

                                   EXHIBIT "H"

                              ASSIGNMENT AGREEMENT

     This Assignment Agreement (this "Assignment Agreement") between ____________________ (the "Assignor") and _________________ (the "Assignee") is
dated as of ______________, 19__.  The parties hereto agree as follows:

     1. PRELIMINARY STATEMENT. The Assignor is a party to an Amended and Restated Credit Agreement, dated as of September 9, 1996 (which, as it may be amended, modified, renewed or extended from time to time, is herein called the "Amended and Restated Credit Agreement"), among AAR Corp. (the "Borrower"), certain lenders party thereto and Bank of America Illinois, as agent for such lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Amended and Restated Credit Agreement. The Assignor desires to assign to the Assignee, and the Assignee desires to assume from the Assignor, an undivided interest (the "Purchased Percentage") in the Commitment of the Assignor such that after giving effect to the assignment and assumption hereinafter provided, the Commitment of t he Assignee shall equal $_______________ and its percentage of the Aggregate Commitment shall equal _____%.

     2. ASSIGNMENT. For and in consideration of the assumption of obligations by the Assignee set forth in Section 3 hereof and the other consideration set forth herein, and effective as of the Effective Date (as hereinafter defined) , the Assignor does hereby sell, assign, transfer and convey all of its right, title and interest in and to the Purchased Percentage of (i) the Commitment of the Assignor (as in effect on the Effective Date), (ii) any Loan outstanding on the Effective Date and (iii) the Amended and Restated Credit Agreement and the other Loan Documents. Pursuant to Section 12.3.2 of the Amended and Restated Credit Agreement, on and after the Effective Date the Assignee shall have the same rights, benefits and obligations as the Assignor had under the Loan Documents with respect to the Purchased Percentage of the Loan Documents, all determined as if the Assignee were a "Lender" under the Amended and Restated Credit Agreement with _____% of the Aggregate Commitment. The Effective Date shall be the later of _______________, 19__ or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto and any consents substantially in the form of Exhibit "II" attached hereto required to be delivered to the Agent by Section 12.3.1 of the Amended and Restated Credit Agreement have been delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date on the Business Day prior to the proposed Effective Date.

     3. ASSUMPTION. For and in consideration of the assignment of rights by the Assignor set forth in Section 2 hereof and the other consideration set forth herein, and effective as of the Effective Date, the Assignee does hereby accept that assignment, and assume and covenant and agree fully, completely and timely to perform, comply with and discharge, each and all of the obligations, duties and liabilities of the Assignor under the Amended and Restated Credit Agreement which are assigned to the Assignee hereunder, which assumption includes, without limitation, the obligation to fund the unfunded portion of the Aggregate Commitment in accordance with the provisions set forth in the Amended and Restated Credit Agreement as if the Assignee were a "Lender" under the Amended and Restated Credit Agreement with _____% of the Aggregate Commitment. The Assignee agrees to be bound by all provisions relating to "Lenders" under and as defined in the Amended and Restated Credit Agreement, including, without limitation, provisions relating to the dissemination of information and the payment of indemnification.

     4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the Purchased Percentage of the Assignor's Commitment and Loans. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date. In consideration for the transfer to the Assignee of the Purchased Percentage of the Loans made by the Assignor which are outstanding on the Effective Date, (i) with respect to all Floating Rate Loans made by the Assignor outstanding on the Effective Date, the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the Purchased Percentage of all such Floating Rate Loans; and
(ii) with respect to each Fixed Rate Loan made by the Assignor outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Fixed Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a),
(b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the Purchased Percentage of such Fixed Rate Loan. On and after the Effective Date, the Assignee will also remit to the Assignor any amounts of interest on Loans and fees received from the Agent which relate to the Purchased Percentage of Loans made by the Assignor accrued for periods prior to the Effective Date, in the case of Floating Rate Loans, or the Payment Date, in the case of Fixed Rate Loans, and not heretofore paid by the Assignee to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Fixed Rate Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on such Fixed Rate Loan at the applicable rate provided by the Amended and Restated Credit Agreement. In the event that either party hereto receives any payment to which the other is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

     [5. FEES PAYABLE BY ASSIGNEE. On each day on which the Assignee receives a payment of interest or commitment fees under the Amended and Restated Credit Agreement (other than a payment of interest or commitment fees which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof, which shall be excluded in determining fees payable to the Assignor pursuant to this Section) the Assignee shall pay to the Assignor a fee. The amount of such fee shall be the difference between (i) the amount of such interest or fee, as applicable, received by the Assignee and (ii) the amount of the interest or fee, as applicable, which would have been received by the Assignee if each interest rate was _____of 1% less than the interest rate paid by the Borrower or if the commitment fee was _____ of 1% less than the commitment fee paid by the Borrower, as applicable. In addition, the Assignee agrees to pay _____% of the fee required to be paid to the Agent pursuant to Section __________ of the Amended and Restated Credit Agreement.]

     6. CREDIT DETERMINATION; LIMITATIONS ON ASSIGNOR'S LIABILITY. The Assignee represents and warrants to the Assignor that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as the Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no representation or warranty of any kind to the Assignee and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectibility of the Amended and Restated Credit Agreement or any other Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the

Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents, except for its or their own bad faith or willful misconduct.

     7. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's performance or non-performance of obligations assumed under this Assignment Agreement.

     8. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 12.3.1 of the Amended and Restated Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained, (ii) the assignee under such assignment from the Assignee shall agree to assume all of the Assignee's obligations hereunder in a manner satisfactory to the Assignor and (iii) the Assignee is not thereby released from any of its obligations to the Assignor hereunder.

     9. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage of the Aggregate Commitment assigned to the Assignee shall remain the percentage specified in Section 1 hereof and the dollar amount of the Commitment of the Assignee shall be recalculated based on the reduced Aggregate Commitment.

     10. ENTIRE AGREEMENT. This Assignment Agreement and the attached consent embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     11. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

     12. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Amended and Restated Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party's name on the signature pages hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                              [NAME OF ASSIGNOR]

                              By:_________________________________

                              Title:______________________________
                                    ______________________________
                                    ______________________________


                              [NAME OF ASSIGNEE]

                              By:_________________________________

                              Title:______________________________
                                    ______________________________
                                    ______________________________

                                   EXHIBIT "I"

                                     NOTICE
                                  OF ASSIGNMENT


To:   AAR CORP.
      __________________
      __________________

      BANK OF AMERICA ILLINOIS,
      as Agent under the Amended and Restated Credit Agreement
      Described Below.

From: [NAME OF ASSIGNOR]

      [NAME OF ASSIGNEE]

                              _______________, 199_


     1. We refer to that Amended and Restated Credit Agreement, dated as of September 9, 1996 (which, as it may be amended, modified, renewed or extended from time to time, is herein called the "Amended and Restated Credit Agreement") among AAR Corp. (the "Borrower"), certain lenders party thereto (each a "Lender"), including _____________ (the "Assignor") and Bank of America Illinois, as agent for the Lenders (as such, the "Agent"). Capitalized terms used herein and in any consent delivered in connection herewith and not otherwise defined herein or in such consent shall have the meanings attributed to them in the Amended and Restated Credit Agreement.

     2. This Notice of Assignment (this "Notice") is given and delivered to the Borrower and the Agent pursuant to Section 12.3.2 of the Amended and Restated Credit Agreement.

     3. The Assignor and ________________ (the "Assignee") have entered into an Assignment Agreement, dated as of __________, 19__, pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor, an undivided interest in and to all of the Assignor's rights and obligations under the Amended and Restated Credit Agreement such that Assignee's percentage of the Aggregate Commitment shall equal _____%, effective as of the "Effective Date" (as hereinafter defined). The "Effective Date" shall be the later of __________, 19__ or two Business Days (or such shorter period as agreed to by he Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and 12.3.2 of the Amended and Restated Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

     4. As of this date, the percentage of the Assignor in the Aggregate Commitment and Advances is _____%. As of the Effective Date, the percentage of the Assignor in the Aggregate Commitment and Advances will be _____% (as such percentage may be reduced or increased by assignments which become effective prior to the assignment to the Assignee becoming effective) and the percentage of the Assignee in the Aggregate Commitment and Advances will be _____%.

     5. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before __________, 19__ to determine if the Assignment Agreement will become effective on such date pursuant to

Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the occurrence of the Effective Date.

     6. The Assignee hereby accepts and assumes the assignment and delegation referred to herein and agrees as of the Effective Date (i) to perform fully all of the obligations under the Amended and Restated Credit Agreement which it has hereby assumed and (ii) to be bound by the terms and conditions of the Amended and Restated Credit Agreement as if it were a "Lender".

     7. The Assignor and the Assignee request and agree that any payments to be made by the Agent to the Assignor on and after the Effective Date shall, to the extent of the assignment referred to herein, be made entirely to the Assignee, it being understood that the Assignor and the Assignee shall make between themselves any desired allocations.

     8. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $2,5OO required by Section 12.3.2 of the Amended and Restated Credit Agreement.

     9. The Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee in accordance with Section 12.3.2 of the Amended and Restated Credit Agreement. The Assignor agrees to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the amount set forth above.

     10. The Assignee advises the Agent that the address listed below is its address for notices under the Amended and Restated Credit Agreement:

                         ______________________________
                         ______________________________
                         ______________________________


ASSIGNOR                           ASSIGNEE

By:___________________________          By:____________________________

Title:________________________